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                                                                    EXHIBIT 4(c)

                            LOAN ACCOUNT ENDORSEMENT

          ENDORSEMENT
           SECTION 1.                            GENERAL INFORMATION

1.1 WHAT IS OUR AGREEMENT               Our agreement with you includes this
    WITH YOU?                           endorsement as a part of the contract to
                                        which it is attached. The provisions of
                                        the contract apply to this endorsement
                                        unless they conflict with the
                                        endorsement. If there is a conflict, the endorsement provision will apply. The issue date for this endorsement is the same issue date as the contract to which it is attached.

                                        We promise to provide the benefit
                                        described in this endorsement as long as the contract and this endorsement are in force and all the terms and conditions of this endorsement are met.

1.2 WHAT IS THE BENEFIT                 This endorsement allows for loans during
    PROVIDED BY THIS ENDORSEMENT?       the accumulation period on your
                                        qualified contract by providing for a
                                        loan account. The maximum loan value (as allowed under state law) is 100% of the surrender value. However, in order to maintain the qualified status of your contract, loans must meet all requirements described in the attached
                                        403(b) Tax Sheltered Annuity
                                        Endorsement.

           ENDORSEMENT
            SECTION 2.                              LOAN ACCOUNT

2.1 WHAT IS THE LOAN ACCOUNT?           The loan account is a portion of our
                                        general account to which contract value
                                        is transferred to provide collateral for any loan taken under the contract.

2.2 HOW DO YOU REQUEST A LOAN?          Your loan request must be made in
                                        writing to us at our home office. You
                                        must specify the investment option(s)
                                        from which the loan will be made.

                                        The appropriate number of accumulation
                                        units will be cancelled and any
                                        applicable fixed amount(s) will be
                                        reduced based on the investment
                                        option(s) specified for the loan. Such
                                        cancellation and/or reduction will occur as of the end of the valuation period in which we receive instructions regarding the loan. Amounts borrowed will be subject to a market value adjustment, if applicable to the investment option(s) selected. The amount borrowed from such investment option(s) will be transferred to the loan account.

2.3 WHAT IS THE LOAN AMOUNT AND         Your loan amount is equal to any amounts
    HOW IS INTEREST ACCRUED AND         in your loan account, plus any accrued
    CREDIT                              loan interest. Interest on your loan
                                        amount will accrue at an effective
                                        annual rate of 6.50%.

                                        Amounts in the loan account will be
                                        credited interest at an effective annual rate determined at our discretion, but not less than 3.00%.

                                        On each contract anniversary and on the
                                        payout date (if not on a contract
                                        anniversary), any difference between the loan amount and the amount in the loan account will be transferred pro-rata from your investment option(s) to the loan account unless the difference is paid in cash.

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2.4 DOES THE LOAN AMOUNT NEED           Although not required, you may repay the
    TO BE REPAID?                       loan amount in whole or in part while
                                        the contract is in force. An amount
                                        equal to the amount of the loan
                                        repayment will be transferred from the
                                        loan account to your investment
                                        option(s) in the same proportion as the
                                        purchase payments are currently
                                        allocated, unless you request otherwise.

                                        If your loan amount causes your
                                        surrender value to be equal to or less
                                        than zero, the contract will be in
                                        default. In this case, we will send you
                                        a notice of default and tell you what
                                        payment is needed to bring your contract out of default. You will have a 60-day grace period from the date of mailing such notice during which to pay the default amount. If the required payment is not paid within the grace period, the contract will terminate without value.

             ENDORSEMENT
              SECTION 3.                          EFFECT ON VALUES

3.1 HOW DOES THE LOAN AMOUNT            Your contract value at any time includes
  AFFECT THE VALUES IN YOUR             the value in your loan account.
  CONTRACT?
                                        Any loan amount will be deducted upon:

                                        a.) full surrender of your contract;

                                        b.) payment of death benefit proceeds;
                                            and

                                        c.) selection of an income payout
                                            option.

                                        If the Earnings Enhanced Death Benefit
                                        Rider is attached to your contract,
                                        earnings (as defined in the rider) will
                                        be reduced by any loan amount for
                                        purposes of determining the earnings
                                        enhanced value.

            ENDORSEMENT
             SECTION 4.                               RESTRICTIONS

4.1 ARE THERE ANY                       Generally, any loan request will be paid
    RESTRICTIONS ON                     to you within seven (7) days after we
    PAYMENT OF A LOAN?                  receive your written request.

                                        Subject to obtaining prior written
                                        approval by the commissioner if required by state law, we reserve the right to postpone payment of a loan (or portion of a loan) from any fixed account investment option. Postponement may not exceed six (6) months following receipt of your written request.

                                        To the extent permitted by applicable
                                        law, we reserve the right to postpone
                                        payment of a loan (or portion of a loan) from the variable account for any period when:

                                        a.) the New York Stock Exchange is
                                            closed for other than customary
                                            weekend and holiday closing or the
                                            SEC determines that trading on the
                                            exchange is restricted; or

                                        b.) the SEC issues an order permitting
                                            the postponement for the protection
                                            of owners; or

                                        c.) the SEC determines that an emergency
                                            exists that makes the disposal of
                                            securities held in the variable
                                            account, or the determination of
                                            their value, not reasonably
                                            practicable.

CUNA Mutual Life Insurance Company
    A Mutual Insurance Company

/s/ Michael B. Kitchen
----------------------
        President